EXHIBIT 99.1

Parker Drilling Reports 2017 Second Quarter Results
HOUSTON, August 2, 2017 - Parker Drilling Company (NYSE: PKD) today announced results for the second quarter ended June 30, 2017, including a reported net loss available to common stockholders of $31.1 million, or a $0.23 loss per common share, on revenues of $109.6 million.
Second quarter Adjusted EBITDA was $13.5 million.
“Parker continues to capitalize on increasing activity in the U.S. and is prudently managing international operations, which are recovering more slowly,” said Gary Rich, the Company’s Chairman, President and CEO. “As expected, our U.S. rental tools business led our second quarter improvement with a 47 percent sequential increase in revenues and incremental margin growth of 73 percent driven by higher equipment utilization and select pricing increases on specific product lines. For the third consecutive quarter, the growth of our U.S. rental tools business outpaced the growth in the U.S. land rig count, which increased 21 percent in the second quarter. Our U.S. barge drilling business also experienced an increase in activity, with utilization of 19 percent in the second quarter compared with 4 percent in the first quarter.
“Internationally, we continue to see signs of an emerging recovery. We executed a one-well contract plus optional wells for a rig in the Kurdistan region of Iraq that should commence operations in the fourth quarter and a one-year contract for a rig in Indonesia that should begin mobilizing in September. We are encouraged by our recent contract wins and remain cautiously optimistic about continued contracting activity in the second half of 2017 and heading into 2018.

"With oil prices declining below $50 per barrel in the second quarter, we are maintaining a prudent approach to our capital spending plan. We remain encouraged by the recent higher activity in the U.S. and indications of improving conditions in our other markets, and believe we are well positioned to capture opportunities as they arise,” concluded Rich.
Second Quarter Review
Parker Drilling’s revenues for the 2017 second quarter, compared with the 2017 first quarter, increased 11.5 percent to $109.6 million from $98.3 million. Operating gross margin excluding depreciation and amortization expense (gross margin) increased 60.0 percent to $20.0 million from $12.5 million and gross margin as a percentage of revenues was 18.2 percent, compared with 12.7 percent for the 2017 first quarter.
Drilling Services
For the Company’s Drilling Services business, which is comprised of the U.S. (Lower 48) Drilling and International & Alaska Drilling segments, second quarter revenues increased 2.0 percent to $65.7 million from $64.4 million for the 2017 first quarter. Gross margin increased 2.5 percent to $8.2 million from $8.0 million, and gross margin as a percentage of revenues was 12.5 percent, compared with 12.4 percent for the prior period. Contracted backlog was $289 million at the end of the second quarter.
U.S. (Lower 48) Drilling
U.S. (Lower 48) Drilling segment revenues increased $3.8 million to $5.0 million from $1.2 million for the 2017 first quarter. Gross margin improved 66.7 percent to a $1.0 million loss from a loss of $3.0 million for the 2017 first quarter. The increase in revenues and gross margin improvement were primarily the result of increased utilization.
International & Alaska Drilling
International & Alaska Drilling segment revenues decreased 4.0 percent to $60.7 million from $63.2 million for the 2017 first quarter. Gross margin was $9.3 million, a 15.5 percent decrease from 2017 first quarter gross margin of $11.0 million. The decrease in revenues and gross margin were driven primarily by our Operations & Management (O&M) business due to an O&M contract that was completed in the first quarter and lower earnings from our joint venture in Kazakhstan partially offset by a Company-owned rig shifting from standby to an operating rate.
Rental Tools Services
For the Company’s Rental Tools Services business, which is comprised of the U.S. Rental Tools and International Rental Tools segments, second quarter revenues increased 29.9 percent to $43.9 million from $33.8 million for the 2017 first quarter. Gross margin increased 165.9 percent to $11.7 million from $4.4 million, and gross margin as a percentage of revenues was 26.7 percent compared with 13.0 percent for the prior period.
U.S. Rental Tools
U.S. Rental Tools segment revenues increased 47.0 percent to $29.7 million, from $20.2 million for the 2017 first quarter. Gross margin increased 101.5 percent to $13.7 million from $6.8 million for the 2017 first quarter. The increases in revenues and gross margin were driven by increased U.S. land drilling activity and select price increases.

International Rental Tools
International Rental Tools segment revenues increased 4.4 percent to $14.2 million from $13.6 million for the 2017 first quarter. Gross margin improved 16.7 percent to a $2.0 million loss from a $2.4 million loss for the 2017 first quarter. The increase in revenues was attributable to increased tubular running services partially offset by reduced rental activity in Latin America and the Asia Pacific regions. Gross margin improvement was due to increased activity partially offset by increases in payroll taxes and benefits.
Consolidated
General and Administrative expenses were $6.5 million for the 2017 second quarter, down from $7.0 million for the 2017 first quarter. The decrease was primarily due to incentive compensation adjustments during the 2017 second quarter.
Capital expenditures in the second quarter were $12.1 million, and year-to-date through June 30, 2017 were $26.6 million.

Conference Call
Parker Drilling has scheduled a conference call for 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Thursday, August 3, 2017, to review second quarter results. The call will be available by telephone by dialing (+1) (412) 902-0003 and asking for the Parker Drilling Second Quarter Conference Call. The call can also be accessed through the Investor Relations section of the Company's website. A replay of the call can be accessed on the Company's website for 12 months and will be available by telephone through August 10, 2017 at (+1) (201) 612-7415, conference ID 13665029#.

Cautionary Statement
This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts addressing activities, events or developments the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results; the outlook for rental tools utilization and rig utilization and dayrates; the results of past capital expenditures; scheduled start-ups of rigs; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company’s rigs, rental tools operations and projects under management; future capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset purchases and sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs or rental equipment for operation; the Company’s financial position; changes in utilization or market share; outcomes of legal proceedings; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see “Risk Factors” in the Company’s Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
This news release contains non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided in the following tables.
Company Description
Parker Drilling provides drilling services and rental tools to the energy industry. The Company's Drilling Services business serves operators in the inland waters of the U.S. Gulf of Mexico utilizing Parker Drilling's barge rig fleet and in select U.S. and international markets and harsh-environment regions utilizing Parker-owned and customer-owned equipment. The Company's Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.
Contact: Jason Geach, Vice President, Investor Relations & Corporate Development, (+1) (281) 406-2310, jason.geach@parkerdrilling.com.

PARKER DRILLING COMPANY
Consolidated Condensed Balance Sheets
(Dollars in Thousands)

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS:
Current Assets
Cash and Cash Equivalents	$146,234	$119,691
Accounts and Notes Receivable, net	120,070	113,231
Rig Materials and Supplies	35,270	32,354
Other Current Assets	25,708	21,042
Total Current Assets	327,282	286,318

Property, Plant and Equipment, net	667,042	693,439

Other Assets
Deferred Income Taxes	79,152	70,309
Other Assets	48,630	53,485
Total Other Assets	127,782	123,794

Total Assets	$1,122,106	$1,103,551

LIABILITIES & STOCKHOLDERS’ EQUITY:
Current Liabilities
Accounts Payable and Accrued Liabilities	$111,439	$102,921
Total Current Liabilities	111,439	102,921

Long-Term Debt, net of debt issuance costs	577,133	576,326

Deferred Tax Liability	77,221	69,333

Other Long-Term Liabilities	12,518	15,836

Total Stockholders’ Equity	343,795	339,135

Total Liabilities and Stockholders’ Equity	$1,122,106	$1,103,551

PARKER DRILLING COMPANY
Consolidated Statements Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)
			Three Months Ended March 31,
	Three Months Ended June 30,
	2017	2016	2017

Revenues	$109,607	$105,287	$98,271

Expenses:
Operating Expenses	89,641	89,195	85,814
Depreciation and Amortization	30,982	36,317	32,202
	120,623	125,512	118,016
Total Operating Gross Margin	(11,016)	(20,225)	(19,745)

General and Administrative Expense	(6,503)	(7,995)	(7,040)
Gain (Loss) on Disposition of Assets, net	(113)	(2)	(352)
Total Operating Income (Loss)	(17,632)	(28,222)	(27,137)

Other Income (Expense)
Interest Expense	(11,095)	(12,187)	(10,870)
Interest Income	22	32	10
Other	560	(358)	530
Total Other Income (Expense)	(10,513)	(12,513)	(10,330)

Income (Loss) before Income Taxes	(28,145)	(40,735)	(37,467)

Income Tax Expense (Benefit)	1,743	(913)	2,342

Net Income (Loss)	(29,888)	(39,822)	(39,809)
Mandatory convertible preferred stock dividend	1,239	—	—
Net Income (Loss) Available to Common Stockholders	$(31,127)	$(39,822)	$(39,809)

Income (Loss) per Common Share - Basic
Net Income (Loss)	$(0.23)	$(0.32)	$(0.31)

Income (Loss) per Common Share - Diluted
Net Income (Loss)	$(0.23)	$(0.32)	$(0.31)

Number of common shares used in computing earnings per share:
Basic	137,833,318	124,101,349	130,142,527
Diluted	137,833,318	124,101,349	130,142,527

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Six Months Ended June 30,
	2017	2016

Revenues	$207,878	$235,790

Expenses:
Operating Expenses	175,455	197,312
Depreciation and Amortization	63,184	72,131
	238,639	269,443
Total Operating Gross Margin	(30,761)	(33,653)

General and Administrative Expense	(13,543)	(17,776)
Gain (Loss) on Disposition of Assets, net	(465)	(62)
Total Operating Income (Loss)	(44,769)	(51,491)

Other Income (Expense)
Interest Expense	(21,965)	(23,749)
Interest Income	32	39
Other	1,090	2,127
Total Other Income (Expense)	(20,843)	(21,583)

Income (Loss) before Income Taxes	(65,612)	(73,074)

Income Tax Expense (Benefit)	4,085	62,583

Net Income (Loss)	(69,697)	(135,657)
Mandatory convertible preferred stock dividend	1,239	—
Net Income (Loss) Available to Common Stockholders	$(70,936)	$(135,657)

Income (Loss) per Common Share - Basic
Net Income (Loss)	$(0.53)	$(1.10)

Income (Loss) per Common Share - Diluted
Net Income (Loss)	$(0.53)	$(1.10)

Number of common shares used in computing earnings per share:
Basic	134,009,168	123,595,793
Diluted	134,009,168	123,595,793

PARKER DRILLING COMPANY
Selected Financial Data
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2017	2016	2017

Revenues:
Drilling Services:
U.S. (Lower 48) Drilling	$5,042	$1,065	$1,215
International & Alaska Drilling	60,669	71,926	63,213
Total Drilling Services	65,711	72,991	64,428
Rental Tools Services:
U.S. Rental Tools	$29,704	$17,961	$20,231
International Rental Tools	14,192	14,335	13,612
Total Rental Tools Services	43,896	32,296	33,843
Total Revenues	$109,607	$105,287	$98,271

Operating Expenses:
Drilling Services:
U.S. (Lower 48) Drilling	$6,067	$4,967	$4,200
International & Alaska Drilling	51,404	54,110	52,184
Total Drilling Services	57,471	59,077	56,384
Rental Tools Services:
U.S. Rental Tools	$15,973	$12,267	$13,455
International Rental Tools	16,197	17,851	15,975
Total Rental Tools Services	32,170	30,118	29,430
Total Operating Expenses	$89,641	$89,195	$85,814

Operating Gross Margin:
Drilling Services:
U.S. (Lower 48) Drilling	$(1,025)	$(3,902)	$(2,985)
International & Alaska Drilling	9,265	17,816	11,029
Total Drilling Services	8,240	13,914	8,044
Rental Tools Services:
U.S. Rental Tools	$13,731	$5,694	$6,776
International Rental Tools	(2,005)	(3,516)	(2,363)
Total Rental Tools Services	11,726	2,178	4,413
Total Operating Gross Margin Excluding Depreciation and Amortization	$19,966	$16,092	$12,457
Depreciation and Amortization	(30,982)	(36,317)	(32,202)
Total Operating Gross Margin	(11,016)	(20,225)	(19,745)

PARKER DRILLING COMPANY
Adjusted EBITDA (1)
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016

Net Income (Loss)	$(29,888)	$(39,809)	$(48,929)	$(46,228)	$(39,822)
Interest Expense	11,095	10,870	11,048	11,015	12,187
Income Tax Expense (Benefit)	1,743	2,342	6,292	5,295	(913)
Depreciation and Amortization	30,982	32,202	33,190	34,474	36,317

EBITDA	13,932	5,605	1,601	4,556	7,769

Adjustments:
Other (Income) Expense	(582)	(540)	1,399	342	326
(Gain) Loss on Disposition of Assets, net	113	352	1,364	187	2
Special items (2)	—	—	876	—	—

Adjusted EBITDA	$13,463	$5,417	$5,240	$5,085	$8,097

(1) We believe Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization), remeasurement of foreign currency transactions, tax consequences, impairment and other special items. Special items include items impacting operating expenses that management believes detract from an understanding of normal operating performance. Management uses Adjusted EBITDA as a supplemental measure to review current period operating performance and period to period comparisons. Our Adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner. EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. Generally Accepted Accounting Principles (GAAP), and should not be considered in isolation or as an alternative to operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

(2) Special items include: - For the three months ended December 31, 2016, special items include $0.9 million of net severance associated with the departure of three executives.

PARKER DRILLING COMPANY
Reconciliation of Adjusted Earnings Per Share
(Dollars in Thousands, Except Per Share Data)
(Unaudited)
	Three Months Ended
	June 30,		March 31,
	2017	2016	2017

Net Income (Loss) Available to Common Shareholders	$(31,127)	$(39,822)	$(39,809)
Income (Loss) per Diluted Share	$(0.23)	$(0.32)	$(0.31)

Adjustments:
Special Items	—	—	—
Total adjustments	—	—	—
Tax effect of adjustments	—	—	—
Net adjustments	—	—	—

Adjusted Net Income (Loss) Available to Common Shareholders(1)	$(31,127)	$(39,822)	$(39,809)
Adjusted Income (Loss) per Diluted Share (1)	$(0.23)	$(0.32)	$(0.31)

(1) We believe Adjusted Net Income (Loss) Available to Common Shareholders and Adjusted Income (Loss) per Diluted Share are useful financial measures for investors to assess and understand operating performance for period to period comparisons. Management views the adjustments to Net Income (Loss) Available to Common Shareholders and Income (Loss) per Diluted Share to be items outside of the Company’s normal operating results. Adjusted Net Income (Loss) Available to Common Shareholders and Adjusted Income (Loss) per Diluted Share are not measures of financial performance under GAAP, and should not be considered in isolation or as an alternative to Net Income (Loss) Available to Common Shareholders or Income (Loss) per Diluted Share.